AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2013

REGISTRATION NO. 033-96824

U.S. SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

CAPITAL FINANCIAL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

North Dakota	45-0404061
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1 North Main Street Minot, ND 58703
(Address of Principal Executive Offices, Including Zip Code)

Consulting Agreement
(Full Title of the Plan)

John Carlson
1 North Main Street
Minot, North Dakota 58703
(701) 852-5292
(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Richard W. Jones, Esq.
Baugh Dalton Jones & Haley
115 Perimeter Center Place, Suite 170
Atlanta, Georgia 30346
(770) 804-0500

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 9. UNDERTAKINGS

Pursuant to the Company’s previous undertakings, this Post-Effective Amendment No. 1 is filed, because all the securities offered in Registration Statement No. 033-96824 have been sold and therefore to terminate the effectiveness of this Registration Statement.

Registration Statement No. 033-96824 covered shares of common stock issued in connection with a Consulting Agreement by ND Holdings, Inc., which has since changed its name to Capital Financial Holdings, Inc.  All shares so registered were sold over ten (10) years ago.  This Post-Effective Amendment No. 1 to the Registration Statement is being filed to notify the Commission of this fact and to terminate the effectiveness of that Registration Statement in accordance with the undertaking contained in Part II, Item 3, Section (iii) of the Original Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirement of The Securities Act of 1933, Capital Financial Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 033-96824 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, North Dakota on  August 12, 2013.

CAPITAL FINANCIAL HOLDINGS, INC.

Date:	August 12, 2013	By /s/ John Carlson
John Carlson
Chief Executive Officer & President (Principal Executive Officer)

Pursuant to the requirements of The Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 033-96824 on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Carlson	Chief Executive Officer and President	August 12, 2013
John Carlson

/s/ Elizabeth A. Redding	Principal Financial Officer and Corporate Secretary	August 12, 2013
Elizabeth A. Redding

/s/ Jeffrey A. Cummer	Chairman	August 12, 2013
Jeffrey A. Cummer

/s/ Vance A. Castleman	Director	August 12, 2013
Vance A. Castleman

/s/ Myron D. Thompson	Director	August 12, 2013
Myron D. Thompson

/s/ Gregory G. Philipps	Director	August 12, 2013
Gregory G. Philipps

/s/ Vaune M. Cripe	Director	August 12, 2013
Vaune M. Cripe